Exhibit 10.3

SECURED PROMISSORY NOTE

Englewood, Colorado

$2,800,000	May 26, 2009

          FOR VALUE RECEIVED, Cadence II, LLC DBA Network Cadence, a Colorado limited liability company (“Borrower”), hereby promises to pay to the order of Pat Burke and Ann Burke (“Lenders”), in lawful money of the United States at the address of Lenders set forth herein, the principal amount of $2,800,000 (the “Principal Amount”), together with Interest (as defined in Section 1). This Secured Promissory Note (“Note”) has been executed by Borrower on the date set forth above (the “Effective Date”).

          1. Interest. The Principal Amount shall bear interest (“Interest”) at a rate per annum equal to four (4) percentage points higher than the interest rate announced and printed in the Wall Street Journal, Western Edition as its “Prime Rate,” on the date of this Note, with respect to the period ended August 31, 2009, and thereafter, with respect to each successive three-month period (or part thereof), on the first banking day of each such successive three-month period (or part thereof) (the “Interest Rate”), from the Effective Date and continuing until payment in full of the Principal Amount.

          2. Payments. This Note shall be paid in ten (10) quarterly installments consisting of a principal payment of Two Hundred Eighty Thousand Dollars ($280,000.00) plus all Interest accrued since the preceding payment (or, in the case of the first payment, since the date of this Note), commencing August 31, 2009, and continuing on the last day of each succeeding three-month period, with the final payment due and payable on November 30, 2011.

          3. Maturity Date. The Principal Amount, all accrued Interest thereon and all other sums due hereunder, shall be paid in full on November 30, 2011.

          4. Security Interest.

                    (a) Borrower hereby grants to Lenders a security interest in all present and future property of Borrower wherever located and however described (including, without limitation, any and all present and future goods, whether constituting inventory, equipment, or consumer goods (and whether or not constituting a fixture) and any and all present and future instruments, money, documents, chattel paper, accounts, contract rights, and general intangibles), together, in each case, with all proceeds and products thereof (collectively, the “Collateral”). The foregoing security interest secures, and the Collateral is security for, the full and prompt payment when due of, and the performance of, the obligations of Borrower under this Note and all reasonable expenditures made or incurred by Lenders to protect and maintain the Collateral and enforce the rights of Lenders under the Note. The foregoing pledge shall create a continuing security interest in the Collateral and shall (A) remain in full force and effect until payment in full of the obligations of Borrower under this Note and (B) be binding upon Borrower and its successors and assigns.

                    (b) Borrower agrees that at any time and from time to time, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect the security interest granted or purported to be granted hereby to enable Lenders to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

          5. Application of Payments.

                    5.1. Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lenders for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest and (iii) then to the reduction of the Principal Amount.

                    5.2. Upon payment in full of the Principal Amount and applicable accrued and unpaid Interest thereon, within ten (10) days of receipt of written request by Borrower, Lender shall cause this Note to be marked “Paid in Full” and returned to Borrower.

                    5.3. Borrower, in its sole discretion, may prepay this Note (in whole or part) at any time without premium or penalty, provided that any principal prepayment shall be accompanied by all Interest then accrued, if any, and provided, further, that any such principal prepayment shall be applied to discharge the principal payments in the inverse order in which any payments thereon would otherwise become due.

          6. Events of Default.

                    6.1. At the option of Lenders, the entire unpaid Principal Amount and all accrued Interest shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default (each an “Event of Default”):

                    (a) failure of Borrower to pay any part of the principal or Interest when due;

                    (b) any default in the performance of any obligation of Borrower hereunder or the Purchase Agreement dated as of the Effective Date by and between Borrower and Lenders;

                    (c) Borrower shall be unable, or admit in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors;

                    (e) any of the following events occurs with respect to Borrower: liquidation or dissolution; merger, consolidation, or other corporate reorganization; termination of existence; insolvency; business failure; or cessation of the conduct of any substantial part of Borrower’s business in the ordinary course; or

                    (f) Borrower shall commence, or there shall be commenced against Borrower, any case, proceeding, or other action seeking to have an order for relief entered with respect to Borrower, or to adjudicate Borrower as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Borrower’s business or property.

          6.2. In the event of an Event of Default, any part of the Principal Amount and any accrued Interest then due shall, from and after the date of such default, bear interest at the rate per annum equal to four (4) percentage points in excess of the rate of interest herein provided for at the time of default, thereafter compounded annually at December 31. Borrower hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred, after an Event of Default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due here under, whether such enforcement or collection is by court action or otherwise.

          7. Waiver; Enforcement of Rights. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

          8. Miscellaneous.

                    8.1. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Note is not assignable by Lenders or Borrower without the prior written consent of the other party.

                    8.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note (together with indemnity reasonably satisfactory to Borrower), Borrower shall, in the case of loss, theft, destruction or mutilation, or the surrender and cancellation of this Note, execute and deliver to Lenders a new promissory note of like tenor and denomination as this Note.

                    8.3. Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service, or (v) four (4) days after being deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Lenders:

Mr. Pat Burke
Ms. Ann Burke
7026 S. Magnolia Circle
Centennial, CO 80112

If to Borrower:

Cadence II, LLC
Attn: John McCawley
6560 S. Greenwood Plaza Blvd.
Englewood, CO 80112

                    8.4 Governing Law. This Note shall be governed in all respects by the laws of the State of Colorado as applied to agreements entered into and performed entirely within the State of Colorado by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

                    8.5 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lenders.

                    8.6 Remedies; Costs of Collection; Attorneys’ Fees. No delay or omission by Lenders in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lenders and the undersigned or any other person shall be deemed a waiver by Lenders of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lenders or the exercise of any other right, remedy, power or privilege by Lenders. The rights and remedies of Lenders described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. Each legal holder hereof shall have and may exercise all the rights and powers given to Lenders herein.

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          IN WITNESS WHEREOF, Borrower has caused this Note to be dully executed as of the Effective Date.

CADENCE II, LLC DBA NETWORK CADENCE, a Colorado limited liability company

By: /s/ John McCawley

Name: John McCawley
Its: